Exhibit 99.1

USG Corporation Reports 2010 Fourth Quarter and Full Year Results

CHICAGO--(BUSINESS WIRE)--January 26, 2011--USG Corporation (NYSE:USG):

Fourth Quarter 2010 vs. Fourth Quarter 2009

Consolidated Business Highlights

  Sales declined 3.3 percent to $696 million
  Operating loss of $95 million compared to $11 million
  Adjusted operating loss of $39 million compared to $77 million

Business Unit Highlights

  U.S. Gypsum wallboard shipments totaled 945 MMSF vs. 1.06 BSF
  U.S. Gypsum average wallboard price of $111.95 per thousand feet vs. $109.86
  Worldwide Ceilings operating profit increased $7 million
  L&W same store net sales declined 3.4 percent, total sales declined 7.4 percent

USG Corporation (NYSE:USG), a leading building products company, today reported fourth quarter 2010 net sales of $696 million, an operating loss of $95 million and a net loss of $121 million, or $1.17 per diluted share based on 102.9 million average diluted shares outstanding. In last year’s fourth quarter, the operating loss was $11 million and the net loss was $598 million, or $6.02 per diluted share based on 99.3 million average diluted shares. The company recorded full year 2010 net sales of $2.9 billion, an operating loss of $260 million and a net loss of $405 million. For the full year 2009, net sales were $3.2 billion, the operating loss was $185 million and net loss was $787 million.

“Our adjusted operating results improved in a declining U.S. market, we added to our liquidity and we continued to drive down costs,” said James S. Metcalf, President and CEO.

The corporation’s adjusted operating loss was $39 million in the fourth quarter of 2010, which compares to an adjusted operating loss of $77 million in the fourth quarter of 2009. The adjusted operating loss for the fourth quarter of 2010 excludes $56 million of restructuring and asset impairment charges. The adjusted operating loss for the fourth quarter of 2009 excludes $31 million of restructuring and asset impairment charges and $97 million of income from the settlement of litigation.

“While 2011 is likely to be another difficult year, we think the worst may be behind us,” Metcalf continued. “There is still a high degree of uncertainty about the shape and timing of the recovery, but we know that our operating strategies are working and that the fundamentals underlying our core businesses are solid.”

Looking ahead, Metcalf said, “We remain optimistic about the long-term. Basic demographics, the aging domestic housing stock, and a general economic recovery in the U.S. will ultimately stimulate demand for our products. The company is poised to capture the significant operating leverage in our business when market demand rebounds from the historic lows experienced recently.”

A conference call is being held today at 10:00 A.M. Central Time during which USG senior management will discuss the corporation’s operating results. The conference call will be webcast on the USG Web site, www.usg.com, in the Investor Relations section. The dial-in number for the conference call is 1-800-315-2944 (1-847-413-2929 for international callers), and the pass code is 28775512. After the live webcast, a replay of the webcast will be available on the USG Web site. In addition, a telephonic replay of the call will be available until Friday, February 4, 2011. The replay dial-in number is 1-888-843-7419 (1-630-652-3042 for international callers), and the pass code is 28775512.

USG Corporation is a manufacturer and distributor of high-performance building systems through its United States Gypsum Company, USG Interiors, Inc., L&W Supply Corporation and other subsidiaries. Headquartered in Chicago, USG’s worldwide operations serve the residential and non-residential construction markets, repair and remodel construction markets, and industrial processes. USG’s wall, ceiling, flooring and roofing products provide leading-edge building solutions for customers, while L&W Supply center locations efficiently stock and deliver building materials nationwide. For additional information, visit the USG Web site at www.usg.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions. Actual business, market or other conditions may differ from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. Actual results may differ due to various other factors, including: economic conditions, such as the levels of new home and other construction activity, employment levels, the availability of mortgage, construction and other financing, mortgage and other interest rates, housing affordability and supply, the levels of foreclosures and home resales, currency exchange rates and consumer confidence; capital markets conditions and the availability of borrowings under our credit agreement or other financings; competitive conditions, such as price, service and product competition; shortages in raw materials; changes in raw material, energy, transportation and employee benefit costs; the loss of one or more major customers and our customers’ ability to meet their financial obligations to us; capacity utilization rates; changes in laws or regulations, including environmental and safety regulations; the outcome in contested litigation matters; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. We assume no obligation to update any forward-looking information contained in this press release.

USG CORPORATION
CONSOLIDATED STATEMENT OF EARNINGS
(dollars in millions except per share data)
(Unaudited)

	Three Months		Twelve Months
	ended December 31,		ended December 31,
	2010	2009	2010	2009

Net sales	$696	$720	$2,939	$3,235

Cost of products sold	652	712	2,775	3,090

Gross profit	44	8	164	145

Selling and administrative expenses	83	85	314	304

Litigation settlement income	-	(97)	-	(97)

Restructuring and long-lived asset impairment charges	56	29	110	80

Goodwill and other intangible asset impairment charges	-	2	-	43

Operating loss	(95)	(11)	(260)	(185)

Interest expense	49	45	183	165

Interest income	(2)	(1)	(5)	(4)

Other expense (income), net	1	1	1	(9)

Loss before income taxes	(143)	(56)	(439)	(337)

Income tax expense (benefit)	(22)	542	(34)	450

Net loss	$(121)	$(598)	$(405)	$(787)

Basic loss per common share	$(1.17)	$(6.02)	$(4.03)	$(7.93)
Diluted loss per common share	$(1.17)	$(6.02)	$(4.03)	$(7.93)

Average common shares	102,872,914	99,294,920	100,471,635	99,238,400
Average diluted common shares	102,872,914	99,294,920	100,471,635	99,238,400

Other Information:
Depreciation, depletion and amortization	$44	$46	$178	$203
Capital expenditures	$21	$8	$39	$44

Average common shares and average diluted common shares outstanding are calculated in accordance with Accounting Standards Codification 260, "Earnings Per Share."

USG CORPORATION
CORE BUSINESS RESULTS
(dollars in millions)
(Unaudited)

	Three Months		Twelve Months
	ended December 31,		ended December 31,
	2010	2009	2010	2009
Net Sales:

North American Gypsum:
United States Gypsum Company	$302	$315	$1,295	$1,432
CGC Inc. (gypsum)	69	73	290	267
USG Mexico, S.A. de C.V.	41	36	151	142
Other subsidiaries*	11	10	33	40
Eliminations	(30)	(27)	(111)	(111)
Total	393	407	1,658	1,770

Building Products Distribution:
L&W Supply Corporation	250	270	1,061	1,289

Worldwide Ceilings:
USG Interiors, Inc.	94	90	422	429
USG International	51	55	224	222
CGC Inc. (ceilings)	14	14	62	56
Eliminations	(10)	(13)	(48)	(44)
Total	149	146	660	663

Eliminations	(96)	(103)	(440)	(487)
Total USG Corporation	$696	$720	$2,939	$3,235

Operating Profit (Loss):

North American Gypsum:
United States Gypsum Company	$(61)	$57	$(160)	$(20)
CGC Inc. (gypsum)	1	5	17	7
USG Mexico, S.A. de C.V.	5	3	17	12
Other subsidiaries*	(21)	(2)	(39)	(8)
Total	(76)	63	(165)	(9)

Building Products Distribution:
L&W Supply Corporation	(12)	(63)	(97)	(172)

Worldwide Ceilings:
USG Interiors, Inc.	10	5	57	53
USG International	(1)	(2)	7	2
CGC Inc. (ceilings)	3	2	10	7
Total	12	5	74	62

Corporate	(19)	(18)	(69)	(71)
Eliminations	-	2	(3)	5
Total USG Corporation	$(95)	$(11)	$(260)	$(185)

* Includes a shipping company in Bermuda, and a mining operation in Nova Scotia.

USG CORPORATION
CONSOLIDATED BALANCE SHEETS
(dollars in millions)
(Unaudited)

	As of	As of
	December 31,	December 31,
	2010	2009

Assets
Current Assets:
Cash and cash equivalents	$629	$690
Short-term marketable securities	128	-
Restricted cash	4	2
Receivables (net of reserves - $17 and $16)	327	357
Inventories	290	289
Income taxes receivable	3	20
Deferred income taxes	6	2
Other current assets	50	71
Total current assets	1,437	1,431

Long-term marketable securities	150	-
Property, plant and equipment (net of accumulated
depreciation and depletion - $1,546 and $1,558)	2,266	2,427
Other assets	234	239

Total Assets	$4,087	$4,097

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$218	$205
Accrued expenses	294	273
Current portion of long-term debt	7	7
Income taxes payable	10	7
Total current liabilities	529	492

Long-term debt	2,301	1,955
Deferred income taxes	7	17
Other liabilities	631	703
Commitments and contingencies

Stockholders' Equity:
Preferred stock	-	-
Common stock	10	10
Treasury stock	(55)	(194)
Capital received in excess of par value	2,565	2,640
Accumulated other comprehensive loss	(50)	(80)
Retained earnings (deficit)	(1,851)	(1,446)
Total stockholders' equity	619	930

Total Liabilities and Stockholders' Equity	$4,087	$4,097

Other Information:
Total cash and cash equivalents and marketable securities	907	690
Borrowing availability from lines of credit	156	118
Total Liquidity	$1,063	$808

USG CORPORATION
RECONCILIATION of ADJUSTED OPERATING LOSS to REPORTED GAAP OPERATING LOSS
(dollars in millions)
(Unaudited)

	Three Months		Twelve Months
	ended December 31		ended December 31
	2010	2009	2010	2009

Adjusted Operating Profit (Loss):
North American Gypsum	$(23)	$(33)	$(72)	$(81)
Building Products Distribution	(11)	(38)	(82)	(92)
Worldwide Ceilings	13	9	75	69
Corporate	(18)	(17)	(68)	(60)
Eliminations	-	2	(3)	5
Total	(39)	(77)	(150)	(159)

Restructuring and Long-Lived
Asset Impairment Charges:
North American Gypsum	53	1	93	25
Building Products Distribution	1	25	15	39
Worldwide Ceilings	1	2	1	5
Corporate	1	1	1	11
Total	56	29	110	80

Litigation Settlement Income:
North American Gypsum	-	(97)	-	(97)
Building Products Distribution	-	-	-	-
Worldwide Ceilings	-	-	-	-
Corporate	-	-	-	-
Total	-	(97)	-	(97)

Goodwill and Other Intangible
Asset Impairment Charges:
North American Gypsum	-	-	-	-
Building Products Distribution	-	-	-	41
Worldwide Ceilings	-	2	-	2
Corporate	-	-	-	-
Total	-	2	-	43

Reported GAAP Operating Profit (Loss):
North American Gypsum	(76)	63	(165)	(9)
Building Products Distribution	(12)	(63)	(97)	(172)
Worldwide Ceilings	12	5	74	62
Corporate	(19)	(18)	(69)	(71)
Eliminations	-	2	(3)	5
Total	(95)	(11)	(260)	(185)

References to Adjusted Operating Loss are non-GAAP measures. Management believes this information provides investors with a more useful comparison of the corporation's ongoing business performance.

UNITED STATES GYPSUM COMPANY
GYPSUM WALLBOARD REALIZED SELLING PRICES & SHIPMENTS

	1st Quarter		2nd Quarter		3rd Quarter		4th Quarter		Full Year
Year	Price	Volume	Price	Volume	Price	Volume	Price	Volume	Price	Volume
2010	$106.58	1.15	$114.17	1.07	$114.45	1.03	$111.95	0.95	$111.66	4.19

2009	$121.42	1.31	$120.79	1.18	$115.33	1.17	$109.86	1.06	$117.16	4.72

Wallboard price reflects amount per one thousand square feet.
Volume expressed in billions of square feet.

CONTACT:
USG Corporation
Media Inquiries: 312/436-4356
Investor Relations: 312/436-4110